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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	3,460,053	$32.67	$113,039,931.51	$13,136

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, or the Securities Act, based on the average of the high and low sales prices per share of common stock as reported on The New York Stock Exchange on May 13, 2015.

(2)
Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-199179

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 6, 2014)

3,460,053 Shares

DYNEGY INC.

COMMON STOCK

        The selling stockholders are offering 3,460,053 shares of common stock. We are not selling any shares of common stock under this prospectus. We will not receive any proceeds from the sale of shares to be offered by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "DYN." On May 18, 2015, the reported last sale price of our common stock on the New York Stock Exchange was $33.60 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement and the risks discussed in the documents incorporated by reference in this prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the SEC.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated May 19, 2015

Prospectus Supplement

S-i

GLOSSARY OF TERMS AND ABBREVIATIONS

        Unless the context indicates otherwise, throughout this prospectus supplement, the terms "Dynegy," "the Company," "we," "us," "our" and "ours" refer to Dynegy Inc. and its direct and indirect subsidiaries. As used in this prospectus supplement, the terms contained herein have the meanings set forth below.

        Brayton refers to Brayton Point Holdings, LLC.

        Duke refers to Duke Energy Corporation.

        Duke Energy Commercial refers to Duke Energy Commercial Asset Management, LLC.

        Duke Midwest Assets refers to Duke Energy Commercial's interests in 11 generation facilities and Duke Energy Retail Sales, LLC, which we acquired in the Duke Midwest Acquisition.

        Duke Midwest Purchase Agreement refers to the Purchase and Sale Agreement, dated as of August 21, 2014, as amended, pursuant to which we acquired the Duke Midwest Assets.

        ECP refers to Energy Capital Partners LLC, a private equity firm.

        ECP Sellers refers to collectively, Energy Capital Partners II, LP; Energy Capital Partners II-A, LP; Energy Capital Partners II-B, LP; Energy Capital Partners II-C (Direct IP), LP; Energy Capital Partners II-D, LP; and Energy Capital Partners II (EquiPower Co-Invest), LP.

        EquiPower Assets refers to 10 generation facilities which we acquired in the EquiPower Acquisition.

        EquiPower Purchaser refers to Dynegy Resource II, LLC.

        ERC refers to EquiPower Resources Corp.

        EquiPower Purchase Agreements refers to two agreements, each dated as of August 21, 2014, as amended, pursuant to which we acquired the EquiPower Assets. See "Prospectus Supplement Summary—Recent Developments—The Acquisitions."

        Further, as used in this prospectus supplement, the abbreviations contained herein have the meanings set forth below.

AER	New Ameren Energy Resources, LLC
CAISO	The California Independent System Operator
ISO	Independent System Operator
ISO-NE	Independent System Operator New England
MISO	Midcontinent Independent System Operator, Inc.
MW	Megawatts
NYSE	New York Stock Exchange
NYISO	New York Independent System Operator
PJM	PJM Interconnection, LLC
PRIDE	Producing Results through Innovation by Dynegy Employees
RMR	Reliability Must Run
RTO	Regional Transmission Organization
SEC	U.S. Securities and Exchange Commission
TWh	Terawatt Hour

S-ii

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration process.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus, as well as additional information incorporated herein and therein, as set forth under "Incorporation by Reference," before investing in our common stock.

        Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-iii

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        In addition to historical information, this prospectus supplement contains, and the accompanying prospectus and any documents incorporated by reference herein and therein may contain, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We use words such as "believe," "intend," "expect," "anticipate," "plan," "may," "will," "should," "estimate," "potential," "project" and similar expressions to identify forward looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, projections, intentions or beliefs about future events. You are cautioned that any such forward looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward looking statements. Such risks and uncertainties include, but are not limited to::

  •
  beliefs and assumptions about weather and general economic conditions;

  •
  beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the timing of a recovery in natural gas prices, if any;

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  beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale and retail power markets, including the anticipation of plant retirements and higher market pricing over the longer term;

  •
  sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof;

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  the effects of, or changes to, MISO, PJM, CAISO, NYISO or ISO-NE power and capacity procurement processes

  •
  expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts and other laws and regulations to which we are, or could become, subject;

  •
  beliefs about the outcome of legal, administrative, legislative and regulatory matters;

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  projected operating or financial results, including anticipated cash flows from operations, revenues and profitability;

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  our focus on safety and our ability to efficiently operate our assets so as to capture revenue generating opportunities and operating margins;

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  our ability to mitigate forced outage risk as we become subject to proposed capacity performance in PJM and new performance incentives in ISO-NE;

  •
  our ability to optimize our assets through targeted investment in cost effective technology enhancements;

  •
  the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility;

  •
  efforts to secure retail sales and the ability to grow the retail business;

  •
  efforts to identify opportunities to reduce congestion and improve busbar power prices;

  •
  ability to mitigate impacts associated with expiring RMR and/or capacity contracts;

S-iv

  •
  expectations regarding our compliance with the credit agreement, including collateral demands, interest expense, any applicable financial ratios and other payments;

  •
  expectations regarding performance standards and capital and maintenance expenditures;

  •
  the timing and anticipated benefits to be achieved through our company-wide improvement programs, including our PRIDE initiative;

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  expectations regarding the synergies and anticipated benefits of the Acquisitions;

  •
  beliefs about the costs and scope of the ongoing demolition and site remediation efforts at the South Bay and Vermilion facilities; and

  •
  beliefs regarding redevelopment efforts for the Morro Bay facility.

        Further information about the risks and uncertainties that may affect us is described in "Risk Factors." You should read that section carefully. Given the risks and uncertainties surrounding forward looking statements, you should not place undue reliance on forward looking statements, which speak only as of the date of this prospectus supplement. Many of these factors are beyond our ability to control or predict. Other than as required by law, we undertake no obligation to update any forward looking statements in order to reflect any event or circumstance occurring after the date of this prospectus supplement, currently unknown facts or conditions or the occurrence of unanticipated events.

S-v

 SUMMARY

        This summary does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, before making an investment decision.

Our Company

        Our primary business is the production and sale of electric energy, capacity and ancillary services from our fleet of 35 power plants in eight states totaling approximately 26,000 MW of generating capacity.

        We operate a portfolio of generation assets that is diversified in terms of dispatch profile, fuel type and geography. Our Coal and Illinois Power Holdings, LLC segments are fleets of baseload coal facilities, located in Illinois, which dispatch around the clock throughout the year. Our Gas segment operates both intermediate and peaking natural gas plants, located in the Midwest, Northeast and California. The inherent cycling and dispatch characteristics of our intermediate combined cycle units allow us to take advantage of the volatility in market pricing in the day-ahead and hourly markets. This flexibility allows us to optimize our assets and provide incremental value. Peaking facilities are generally dispatched to serve load only during the highest periods of power demand, such as hot summer and cold winter days, or for local reliability needs. Currently our peaking facilities are contracted through either tolling or reliability must run agreements. In addition to generating power, our generating facilities also receive capacity revenues through structured markets or bilateral tolling agreements, as local utilities and ISOs seek to ensure sufficient generation capacity is available to meet future market demands.

        We sell electric energy, capacity and ancillary services primarily on a wholesale basis from our power generation facilities. We also serve residential, municipal, commercial and industrial customers primarily in Illinois, Ohio and Pennsylvania through our Homefield Energy and Dynegy Energy Services retail businesses. Wholesale electricity customers will, for reliability reasons and to meet regulatory requirements, contract for rights to capacity from generating units. Ancillary services are the products of a power generation facility that support the transmission grid operation, follow real-time changes in load and provide emergency reserves for major changes to the balance of generation and load. Retail electricity customers purchase energy and these related services in the deregulated retail energy market. We sell these products individually or in combination to our customers for various lengths of time from hourly to multi-year transactions.

        We do business with a wide range of customers, including RTOs and ISOs, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, power marketers, financial participants such as banks and hedge funds and residential, commercial and industrial end-users. Some of our customers, such as municipalities or integrated utilities, purchase our products for resale in order to serve their retail, commercial and industrial customers. Other customers, such as some power marketers, may buy from us to serve their own wholesale or retail customers or as a hedge against power sales they have made.

Recent Developments

The Acquisitions

        In August 2014, we entered into the Duke Midwest Purchase Agreement with Duke Energy to purchase the Duke Midwest Assets for a purchase price of $2.8 billion in cash (the "Duke Midwest Acquisition"), subject to certain adjustments, and the EquiPower Purchase Agreements with the ECP Sellers (as defined herein) to purchase ERC and Brayton for a purchase price of approximately

$3.25 billion in cash in the aggregate and $200 million of our common stock, subject to certain adjustments (collectively, the "EquiPower Acquisition" and, the EquiPower Acquisition together with the Duke Midwest Acquisition, the "Acquisitions"). On March 30, 2015, the parties to the EquiPower Purchase Agreements entered into an Amendment to the Stock Purchase Agreement ("Amendment"). The Amendment increased the aggregate cash payment to be made from the EquiPower Purchaser to the EquiPower Sellers under the EquiPower Purchase Agreements by $100 million and decreased the aggregate amount of common stock of Dynegy to be issued to the EquiPower Sellers under the EquiPower Purchase Agreements from $200 million to $100 million.

The EquiPower Acquisition

        On April 1, 2015, we completed the acquisition of ERC and Brayton for approximately $3.35 billion in cash and 3,460,053 shares of common stock. Through the acquisition of 100 percent of the equity interests in ERC, we acquired (1) five combined cycle natural gas-fired facilities in Connecticut, Massachusetts and Pennsylvania, (2) two gas and oil-fired peaking facilities in Ohio, (3) one coal-fired facility in Illinois and (4) a partial interest in one natural gas-fired peaking facility in Illinois. Through the acquisition of 100 percent of the equity interests in Brayton, we acquired the Brayton Point coal facility in Somerset, MA, which is scheduled to be retired in June 2017. The EquiPower Assets consist primarily of highly efficient and clean-burning natural gas-fired facilities and have an aggregate net generating capacity of approximately 6,300 MW.

The Duke Midwest Acquisition

        On April 2, 2015, we completed the acquisition of the Duke Midwest Assets for a purchase price of $2.8 billion in cash. The Duke Midwest Assets are comprised of (1) five natural gas-fired power facilities located in Ohio, Pennsylvania and Illinois, (2) one oil-fired power facility located in Ohio, (3) partial interests in five coal-fired power facilities located in Ohio and (4) a retail energy business. The facilities operate in the PJM wholesale market, have a diversified fuel mix with baseload coal-fired units, as well as combined cycle and peaking natural gas-fired units, and have an aggregate net generating capacity of approximately 6,200 MW. We operate two of the five coal-fired facilities, the Miami Fort and Zimmer facilities, with other owners operating the three remaining facilities. The acquired retail business serves retail electric and gas customers primarily in Ohio with energy and energy services at competitive rates. The retail business provides approximately 7 TWh of customer load primarily in Ohio.

Corporate Information

        Our principal executive offices are located at 601 Travis, Suite 1400, Houston, Texas 77002. Our telephone number is (713) 507-6400 and we have a website accessible at www.dynegy.com. The information posted on our website is not incorporated into this prospectus supplement and is not part of this prospectus supplement.

 THE OFFERING

        The summary below contains basic information about this offering. It does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus carefully before making an investment decision.

Issuer	Dynegy Inc., a Delaware corporation
Common Stock Offered by the Selling Stockholders	3,460,053 shares
Use of Proceeds

The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby. See "Use of Proceeds."

NYSE Trading Symbol	Our common stock is listed on the New York Stock Exchange under the symbol "DYN."
Risk Factors

See "Risk Factors" beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the common stock.

RISK FACTORS

        Any investment in our common stock involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus supplement and the documents incorporated by reference herein, and, in particular, consider the risks, uncertainties and assumptions discussed under Item 1A., "Risk Factors," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and any subsequent updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus supplement. See the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements."

Risks Related to Ownership of Our Common Stock

The market price of our common stock may be volatile, which could cause the value of your investment to decline.

        The trading price of our common stock on the NYSE may fluctuate substantially. The price of our common stock that will prevail in the market after the sale of the shares of common stock by the selling stockholders may be higher or lower than the price you have paid.

        Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock. These risks include those described or referred to in this "Risk Factors" section and in the other documents incorporated herein by reference as well as, among other things:

  •
  our operating and financial performance and prospects;

  •
  investor perceptions of us and the industry and markets in which we operate;

  •
  future sales of equity or equity-related securities;

  •
  changes in earnings estimates or buy/sell recommendations by analysts; and

  •
  general financial, domestic, economic and other market conditions.

Our common stock is an equity interest and therefore subordinated to our indebtedness.

        In the event of our liquidation, dissolution or winding up, our common stock would rank below all debt claims against us. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon our liquidation, dissolution or winding up until after all of our obligations to our debt holders have been satisfied.

Certain provisions of our corporate documents and certain rights of the holders of our mandatory convertible preferred stock could delay or prevent a change of control, even if that change would be beneficial to stockholders, or could have a material negative impact on our business.

        Certain provisions in our third amended and restated certificate of incorporation may have the effect of deterring transactions involving a change in control of us, including transactions in which stockholders might receive a premium for their shares.

        Our third amended and restated certificate of incorporation provides for the issuance of up to 20,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors (the "Board"). The authorization of preferred shares empowers the Board, without further stockholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the common stock. If issued, the preferred stock could also dilute the holders of our common stock and could be used to discourage, delay or prevent a change of control of us.

        On October 14, 2014, pursuant to a registered public offering, four million shares of our mandatory convertible preferred stock ("Mandatory Convertible Preferred Stock") were sold at $100 per share. The Mandatory Convertible Preferred Stock include rights which could make it more difficult or more expensive for a third party to acquire us. Under certain circumstances, holders of the Mandatory Convertible Preferred Stock may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a make-whole amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock.

We do not currently anticipate paying cash dividends on our common stock in the foreseeable future.

        We have paid no cash dividends on our common stock and have no current intention of doing so. Any future determination to pay cash dividends will be at the discretion of our Board, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our Board.

 USE OF PROCEEDS

        The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

 SELLING STOCKHOLDERS

        The selling stockholders acquired the shares of our common stock that we are registering for resale in this prospectus supplement in connection with the EquiPower Acquisitions. The issuance of our shares of common stock to the selling stockholders in the EquiPower Acquisitions qualified for exemption from registration under the Securities Act.

        The following table sets forth, to our knowledge, certain information about the selling stockholders. The percentage of outstanding shares of common stock beneficially owned before the offering is based on 128,149,345 shares of common stock outstanding as of April 20, 2015. The selling stockholders may offer from time to time all or some or none of its shares of common stock under this prospectus supplement. Since the selling stockholders are not obligated to sell, transfer or otherwise dispose of their shares of common stock, and because the selling stockholders may acquire shares of our publicly traded common stock, we cannot estimate how many shares each selling stockholder will own after this offering.

        The number and percentage of outstanding shares of common stock beneficially owned after the offering listed in the table below assumes that all of the shares of our common stock being offered by the selling stockholders are sold and assumes that no additional shares of our common stock are purchased by the selling stockholders prior to the completion of this offering.

        Unless otherwise indicated in the footnotes below, based on representations made to us by the selling stockholders, the selling stockholders have not nor within the past three years has had, any position, office or other material relationship with us or any of our affiliates other than (i) as a result of the Acquisitions and (ii) the selling stockholders' beneficial ownership of our common stock. To our knowledge, none of the selling stockholders are a broker-dealer or an affiliate of a broker-dealer, nor at the time of the acquisition, did the selling stockholders have direct or indirect agreements or understandings with any person to distribute their shares. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required by applicable law.

        For information on the procedure for sales by the selling stockholders, see "Plan of Distribution" in this prospectus supplement.

	Shares Beneficially Owned Prior to this Offering		Shares Being Sold in the Offering
Name of Beneficial Owner	Number	%	Number
Energy Capital Partners II, LP(1)	48,319	*	48,319
Energy Capital Partners II-A, LP(1)	1,573,923	1.23%	1,573,923
Energy Capital Partners II-B, LP(1)	329,570	*	329,570
Energy Capital Partners II-C (Direct IP), LP(1)	578,921	*	578,921
Energy Capital Partners II-D, LP(1)	387,908	*	387,908
Energy Capital Partners II (EquiPower Co-Invest), LP(1)	541,412	*	541,412

*
Percentage of shares beneficially owned is less than one percent of total outstanding shares of common stock.

(1)
ECP Capital Partners GP II, LP ("ECP GP II") is the general partner of the selling stockholder and has voting and investment control over the securities held thereby. Accordingly ECP GP II may be deemed to indirectly beneficially own the shares of common stock held the selling stockholder. The mailing address of the selling stockholder is 51 John F. Kennedy Parkway, Suite 200, Short Hills, New Jersey 07078.

 PLAN OF DISTRIBUTION

        We are registering 3,460,053 shares of our common stock for possible sale by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the NYSE or any other applicable national securities exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement and accompanying prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.

        The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. If we are notified by any selling stockholder that any arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file an amendment to this prospectus supplement. If the selling stockholders use this prospectus supplement and accompanying prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

        The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities

Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and accompanying prospectus and may sell the shares of common stock from time to time under this prospectus supplement and accompanying prospectus after we have filed an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under this prospectus supplement.

DESCRIPTION OF COMMON STOCK

        The following summary of the terms of our capital stock might not contain all of the information you want to know and is qualified in its entirety by reference to our third amended and restated certificate of incorporation, our sixth amended and restated bylaws and the provisions of applicable law. You should read the following description of our common stock in light of this information and the other information under "Risk Factors" in this prospectus supplement.

Authorized Capital Stock

        We have the authority to issue a total of 440,000,000 shares of capital stock, consisting of:

  •
  420,000,000 shares of common stock; and

  •
  20,000,000 shares of preferred stock.

Common Stock

        The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future.

        Dividend Rights.    Subject to the rights of holders of preferred stock of any series that may be issued from time to time, and as otherwise provided by the third amended and restated certificate of incorporation, holders of common stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or of our property as may be declared by the Board from time to time out of assets or funds of Dynegy legally available for dividends and other distributions, and shall share equally on a per share basis in all such dividends and other distributions.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding up of Dynegy, the holders of our common stock will be entitled to share in the net assets of Dynegy available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding class of our preferred stock.

        Preemptive Rights.    Pursuant to our third amended and restated certificate of incorporation, the holders of our common stock have no preemptive rights.

        Conversion Rights.    Shares of our common stock are not convertible.

        Voting Rights.    Subject to the rights of the holders of any series of our preferred stock, each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

        Board of Directors.    Holders of common stock do not have cumulative voting rights with respect to the election of directors. At any meeting to elect directors by holders of our common stock, the presence, in person or by proxy, of the holders of a majority of the voting power of shares of capital stock then outstanding shall constitute a quorum for such election. Directors shall be elected by a plurality of the votes of the shares present and entitled to vote on the election of directors, except for directors whom the holders of preferred stock have the right to elect, if any.

Warrants to Purchase Common Stock

        Pursuant to the Joint Chapter 11 Plan of Reorganization (the "Plan"), Dynegy issued warrants to purchase shares of new common stock to holders of shares of its old common stock, which were cancelled pursuant to the Plan. The warrants became exercisable at any time after the date of issuance and have an exercise price of $40.00 per share. Each of the warrants expires on October 2, 2017. The warrants provide for a cashless exercise by the warrant holder. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants are subject to adjustment upon certain events including: stock subdivisions, combinations, splits, stock dividends, capital reorganizations, or capital reclassifications of common stock and in connection with certain distributions of cash, assets or securities. The warrants are not redeemable.

Preferred Stock

        Under the terms of our third amended and restated certificate of incorporation, the Board is authorized to issue from time to time up to an aggregate of 20,000,000 shares of preferred stock and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. If the Board decides to issue shares of preferred stock to persons supportive of current management, this could render it more difficult or discourage an attempt to obtain control of Dynegy by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares of preferred stock also could be used to dilute the stock ownership of persons seeking to obtain control of Dynegy. To the extent required by 11 U.S.C. § 1123(a)(6), Dynegy is prohibited from issuing shares of nonvoting equity securities (within the meaning of such statute).

Certain Anti-Takeover Effects

        Provisions of Delaware Law.    We are a Delaware corporation. In our third amended and restated certificate of incorporation, we elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL") regulating corporate takeovers. In general, Section 203 prohibits Delaware corporations, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the Board before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. However, Section 203 is not applicable to us.

        Advance Notice Procedures.    Our sixth amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the bylaws will not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

        Action by Written Consent; Special Meetings of Stockholders.    Our sixth amended and restated bylaws provide that stockholder action can be taken at an annual or special meeting of stockholders or by written consent in lieu of a meeting. Our third amended and restated certificate of incorporation and the bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board, the chief executive officer, the president, a majority of the Board, or the holders of at least 20% of all the outstanding shares entitled to vote on the matter for which the meeting is being held. The Board may postpone or reschedule any meeting previous scheduled by the chairman of the Board, the Board, chief executive officer, or president.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to the rules and regulations of the NYSE or any applicable exchange. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

        Computershare Shareholder Services LLC is the transfer agent and registrar for our common stock.

Listing of Our Common Stock

        Currently, our common stock is listed on the NYSE under the trading symbol "DYN."

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy at prescribed rates any document that we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available on the SEC's website at http://www.sec.gov.

        You may also obtain any of these filings incorporated by reference into this prospectus supplement from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such filing, by requesting a copy in writing, or by telephoning, the office of the Investor Relations Department, Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002, telephone number (713) 507-6400, or through the "Investor Relations" section of our website at www.dynegy.com.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document with the SEC.

        We incorporate by reference in this prospectus supplement the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015;

  •
  the information responsive to Part III of Form 10-K for the year ended December 31, 2014 provided in our Definitive Proxy Statement on Schedule 14A, filed on April 13, 2015;

  •
  "Annex A: Financial Statements Relating to AER" included in our registration statement on Form S-3ASR filed on October 2, 2013;

  •
  our Current Reports on Form 8-K filed April 1, 2015; April 7, 2015; April 8, 2015; April 9, 2015, May 6, 2015; and May 18, 2015 (to the extent such reports are filed);

  •
  all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement.

        Any reports filed by us with the SEC on or after the date of this prospectus supplement and before the termination of this offering will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see "Where You Can Find More Information."

 LEGAL MATTERS

        The validity of the common stock will be passed upon for us by White & Case LLP, New York, New York.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

        The audited historical consolidated financial statements of Ameren Energy Resources Company, LLC included on pages A-43 through A-107 in "Annex A: Financial Statements Relating to AER" of the Company's registration statement on Form S-3ASR dated October 2, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The combined financial statements of EquiPower Resources Corp. and Subsidiaries and Brayton Point Holdings, LLC and Subsidiary as of and for the years ended December 31, 2014, 2013 and 2012, incorporated by reference in this Prospectus and appearing as Exhibit 99.2 in our Current Report on Form 8-K, dated April 9, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is also incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of the Midwest Generation Business of Duke Energy Corporation as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated by reference in this Prospectus and appearing as Exhibit 99.1 in our Current Report on Form 8-K, dated April 9, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to certain income and expense allocations), which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Dynegy Inc.

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Units
Depositary Shares
Purchase Contracts

        We may offer from time to time common stock, preferred stock, debt securities, guarantees of debt securities, warrants, units, depositary shares or purchase contracts. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. The preferred stock and debt securities may be convertible into or exchangeable for our common stock or other securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "DYN."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus and those contained or incorporated by reference herein or in any prospectus supplement or any free writing prospectus from time to time before making an investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 6, 2014

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatically effective registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we and/or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we and/or the selling securityholders may offer. Each time we and/or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related pricing supplement or free writing prospectus, together with the additional information incorporated by reference into this prospectus as described under the heading "Incorporation of Certain Information by Reference" before making an investment in our securities.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

        In this prospectus, the terms "DYN," "we," "us," "our" and "Dynegy" refer to Dynegy Inc. and its subsidiaries.

RISK FACTORS

        An investment in our securities involves risks. You should carefully consider the risk factors contained in Item 1A of our most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, each of which is incorporated by reference, and those risk factors that may be included or incorporated by reference under the caption "Risk Factors" in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement or any free writing prospectus before making an investment decision. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus which are not statements of historical fact constitute "forward looking statements," which involve risks and uncertainties. All statements included or incorporated by reference into this prospectus, other than statements of historical fact, that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "expect" and other words of similar meaning.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy at prescribed rates any document that we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available on the SEC's website at http://www.sec.gov.

        You may also obtain any of these filings incorporated by reference into this prospectus from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such filing, by requesting a copy in writing, or by telephoning, the office of the Investor Relations Department, Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002, telephone number (713) 507-6400, or through the "Investor Relations" section of our website at www.dynegy.com.

INCOPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014 and for the quarterly period ended June 30, 2014;

  •
  the information responsive to Part III of Form 10-K for the year ended December 31, 2013 provided in our Definitive Proxy Statement on Schedule 14A, filed on April 11, 2014;

  •
  "Annex A: Financial Statements Relating to AER" included in our registration statement on Form S-3ASR filed on October 2, 2013;

  •
  the "Unaudited Pro Forma Condensed Combined Financial Information" filed as Exhibit 99.1 to the registration statement of which this prospectus forms a part;

  •
  our Current Reports on Form 8-K filed November 19, 2013, February 27, 2014, June 2, 2014, August 26, 2014, September 22, 2014 and October 6, 2014 (to the extent such reports are filed); and

  •
  all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement.

        Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of any securities by means of this prospectus and an accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference into this prospectus. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see "Where You Can Find More Information."

DYNEGY INC.

        Our primary business is the production and sale of electric energy, capacity and ancillary services. We operate a portfolio of generation assets that is diversified in terms of dispatch profile, fuel type and geography. Our Coal and Illinois Power Holdings segments are fleets of baseload coal facilities, located in Illinois, that dispatch around the clock throughout the year. Our Gas segment operates both intermediate and peaking natural gas facilities, located in the Midwest, Northeast and California. In addition to generating power, our generating facilities also receive capacity revenues through structured markets or bilateral tolling agreements, as local utilities and independent system operators ("ISOs") seek to ensure sufficient generation capacity is available to meet future market demands.

        We sell electric energy, capacity and ancillary services on a wholesale basis from our power generation facilities. In connection with the acquisition of New Ameren Energy Resources, LLC and its subsidiaries on December 2, 2013, we began serving residential, municipal, commercial and industrial consumers through our Homefield Energy retail business in Illinois. Wholesale electricity customers will, for reliability reasons and to meet regulatory requirements, contract for rights to capacity from generating units. Ancillary services are the products of a power generation facility that support the transmission grid operation, follow real-time changes in load and provide emergency reserves for major changes to the balance of generation and load. Retail electricity customers purchase energy and these related services in the deregulated retail energy market. We sell these products individually or in combination to our customers for various lengths of time ranging from hourly to multi-year transactions.

        We do business with a wide range of customers, including: regional transmission organizations and ISOs, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, power marketers, financial participants such as banks and hedge funds, and residential, commercial and industrial end-users. Some of our customers, such as municipalities or integrated utilities, purchase our products for resale in order to serve their retail, commercial and industrial customers. Other customers, such as some power marketers, may buy from us to serve their own wholesale or retail customers or as a hedge against power sales they have made.

        Our principal executive offices are located at 601 Travis, Suite 1400, Houston, Texas 77002. Our telephone number is (713) 507-6400 and we have a website accessible at www.dynegy.com. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

        To find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including without limitation acquisitions, working capital, repayment of debt and capital expenditures. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale. Additional information on the use of the net proceeds may be provided in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our ratio of earnings to fixed charges for the periods indicated:

								Year Ended December 31,
	Successor						Predecessor
	Six Months Ended June 30, 2014		Year Ended December 31, 2013		October 2 Through December 31, 2012		January 1 Through October 1, 2012	2011		2010		2009
Ratio of earnings to fixed charges(1), (2)	—	(3)	—	(3)	—	(3)	2.13	—	(3)	—	(3)	—	(3)

(1)
For purposes of computing the ratio of earnings to fixed charges, "earnings" are defined as pre-tax income from continuing operations before adjustment for earnings from equity investments plus fixed charges. "Fixed charges" consist of interest, whether capitalized or expensed, amortization of debt expense and the estimated interest component of rent expense.

(2)
For the periods presented, we had no preferred shares outstanding. Therefore, the ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

(3)
For six months ended June 30, 2014, the year ended December 31, 2013, the period from October 2 through December 31, 2012 and the years ended December 31, 2011, 2010 and 2009 earnings were insufficient to cover fixed charges by $175 million, $419 million, $113 million, $587 million, $406 million and $1,107 million, respectively.

DESCRIPTION OF SECURITIES

        We and/or the selling securityholders may sell, from time to time, in one or more offerings, the following securities:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  guarantees of debt securities;

  •
  warrants;

  •
  units;

  •
  depositary shares; and

  •
  purchase contracts.

        We will set forth in the applicable prospectus supplement or other offering material a description of the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, units, depositary shares and purchase contracts, which may be offered under this prospectus. Any preferred stock or debt securities may be convertible into or exchangeable for our common stock or other securities. The terms of the offering of securities, including the initial offering price and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to such offer. You should carefully read this prospectus, any prospectus supplement or other offering material before you invest in any of our securities.

PLAN OF DISTRIBUTION

        We and/or the selling securityholders may sell the securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by White & Case LLP.

EXPERTS

        The consolidated financial statements of Dynegy Inc. appearing in Dynegy Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Dynegy Inc.'s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

        The audited historical consolidated financial statements of Ameren Energy Resources Company, LLC included on pages A-43 through A-107 in "Annex A: Financial Statements Relating to AER" of Dynegy Inc.'s registration statement on Form S-3ASR dated October 2, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The combined financial statements of the Midwest Generation Business of Duke Energy Corporation as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing as Exhibit 99.1 in Dynegy Inc.'s Current Report on Form 8-K dated October 6, 2014, which is incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to certain income and expense allocations), which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of EquiPower Resources Corp. and Subsidiaries and Brayton Point Holdings, LLC and Subsidiary as of and for the years ended December 31, 2013, 2012, and 2011 appearing as Exhibit 99.3 in Dynegy Inc.'s Current Report on Form 8-K dated October 6, 2014, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to the sale of EquiPower Resources Corp. and Subsidiaries and Brayton Point Holdings, LLC and Subsidiary) which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.